Exhibit 5.5

September 11, 2014

Hilton Worldwide Finance LLC

Hilton Worldwide Finance Corp.

as the Issuers

c/o Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Re:	Guarantees of the obligations owed under the $1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2021

Ladies and Gentlemen:

We have acted as counsel to Hilton Worldwide Finance, LLC, a Delaware limited liability company (the “Company”), and Hilton Worldwide Finance Corp., a Delaware corporation (together with the Company, the “Issuers”), and to the subsidiaries of the Company listed on Schedule I (the “Nevada Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Issuers of up to $1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2021 (the “Exchange Securities”) and the issuance by the Guarantors of guarantees (the “Exchange Guarantees”) of the Issuers’ obligations with respect to the Exchange Securities. The Exchange Securities and the Exchange Guarantees will be issued under an indenture, dated as of October 4, 2013 (as amended by the first supplemental indenture, dated as of October 25, 2013, and the second supplemental indenture dated September 8, 2014, altogether, the “Indenture”), among the Issuers, the Nevada Guarantors, the other guarantors party thereto (together with the Nevada Guarantors, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Exchange Securities and the Exchange Guarantees will be offered by the Issuers and Guarantors in exchange for their outstanding 5.625% Senior Notes due 2021 and the guarantees thereof of the Guarantors.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Guarantors.

Hilton Worldwide Finance LLC,

Hilton Worldwide Finance Corp.,

as the Issuers

September 11, 2014

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Indenture has been duly authorized, executed and delivered by each of the Nevada Guarantors.

2.	Each of the Nevada Guarantors has duly authorized its Exchange Guarantee.

3.	The execution and delivery of the Indenture, and the issuance of the Exchange Guarantees, by each of the Nevada Guarantors and the performance by each of the Nevada Guarantors of its obligations thereunder do not violate any Nevada law, rule or regulation applicable to such Nevada Guarantor.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of Nevada.

We hereby consent to the filing of this opinion letter as Exhibit 5.5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

This opinion letter may be relied upon by Simpson Thacher & Bartlett LLP, as if it were addressed to it, in rendering its opinion in connection with the registration of the Exchange Notes and the Exchange Note Guarantees and the issuance of the Exchange Notes and the Exchange Note Guarantees as described in the Registration Statement.

Very truly yours,

/s/ Snell & Wilmer L.L.P.
SNELL & WILMER L.L.P.

Exhibit 5.5

SCHEDULE I

Conrad International (Egypt) Resorts Corporation

Conrad International (Indonesia) Corporation

Conrad International Investment (Jakarta) Corporation

HPP International Corporation

Bally’s Grand Property Sub I, LLC

Conrad International (Belgium) LLC

Hilton Holdings, LLC

Hilton Hospitality, LLC

Hilton Illinois, LLC